Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of the HSBC Investor Funds:

In planning and performing our audits of the financial statements of HSBC Investor Funds HSBC Investor
Prime Money Market Fund HSBC Investor U.S. Government
Money Market Fund HSBC Investor Tax Free Money Market
Fund
HSBC Investor New York Tax Free Money Market Fund HSBC
Investor U.S. Treasury Money Market Fund HSBC Investor
California Tax Free Money Market Fund HSBC Investor
New York Tax Free Bond Fund HSBC Investor Mid Cap Fund
HSBC Investor Intermediate Duration Fixed Income Fund
HSBC Investor Core Plus Fixed Income Fund HSBC Investor
Growth Fund HSBC Investor Value Fund HSBC Investor Overseas
Equity Fund HSBC Investor High Yield Fixed Income
Fund and HSBC Investor Opportunity Fund (collectively the Funds)as of and for the year ended October 31 2008 in accordance with the standards of the Public Company
Accounting Oversight Board (United States) we considered the Funds internal control over financial reporting including control activities for safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly we express no such opinion.
Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of the funds assets that could have a material effect on the financial statements.
Because of its inherent limitations internal control over financial reporting may not prevent or detect misstatements.
Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However we noted no deficiencies in the Funds internal control over financial reporting and its operation including controls over safeguarding securities that we consider to be a material weakness as defined above as of October 31 2008.
This report is intended solely for the information and use of management and the Board of Trustees of HSBC Investor Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
KPMG LLP
Columbus Ohio
December 19 2008
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